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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


         Date of Earliest Event Reported:  March 1, 1995


                THE NARRAGANSETT ELECTRIC COMPANY

       (exact name of registrant as specified in charter)








Rhode Island             0-898               05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)




       280 Melrose Street, Providence, Rhode Island 02907

            (Address of principal executive offices)

                        (401) 941 - 1400
      (Registrant's telephone number, including area code)
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Item 5. Other Events


     On March 1, 1995, The Narragansett Electric Company (Narragansett), a subsidiary of New England Electric System, filed a request to increase its base rates with the Rhode Island Public Utilities Commission. As part of its filing, Narragansett proposed a special rate discount, of approximately five percent of the newly proposed rates, for manufacturing customers that agree to give Narragansett five years' notice before cogenerating or buying power from another supplier. Narragansett also proposed to phase its requested rate increase in two steps effective June 1995 and June 1996.

     Under Narragansett's phased proposal, the average customer
rate would rise about two percent in June 1995.   The size of the
June 1996 increase would be determined by the Commission, after a full review of Narragansett's filing, but would not exceed four percent, on average.

     The proposal is an alternative to the standard rate filing which Narragansett also made on March 1, 1995. Under that filing, Narragansett is requesting a $30.5 million, or six percent, rate increase that is designed to become effective, after investigation, in December 1995.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY


                                 s/Alfred D. Houston
                              By ________________________________
                                 Alfred D. Houston
                                 Vice President and Treasurer


Date:  March 6, 1995